Exhibit 5.1

Squire Patton Boggs (US) LLP 1201 West Peachtree Street, NW Suite 3150 Atlanta, GA 30309 O +1 678 272 3200 squirepattonboggs.com

April 19, 2023

United Community Banks, Inc.

125 Highway 515 East

Blairsville, Georgia 30512

Ladies and Gentlemen:

We have acted as counsel to United Community Banks, Inc., a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as it may be amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,508,675 shares of common stock, $1.00 par value per share (“Common Stock”) to be issued by the Company in connection with the merger of Zamboni Merger Sub, Inc., a wholly-owned subsidiary of the Company, with and into First Miami Bancorp, Inc., a Delaware corporation (“First Miami”), as described in the Registration Statement (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of February 13, 2023 (the “Merger Agreement”), by and between the Company and First Miami.

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including the Merger Agreement, the Registration Statement, the Restated Articles of Incorporation of the Company, as in effect as of the date hereof (the “Articles”), and the Amended and Restated Bylaws of the Company, as in effect as of the date hereof (the “Bylaws”). In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the accuracy and completeness of all documents submitted to us, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal competency and capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

United Community Banks, Inc. April 19, 2023 Page 2	Squire Patton Boggs (US) LLP

We have assumed that, prior to the issuance of any of the Common Stock, (a) the Registration Statement will have become effective under the Securities Act, (b) to the extent required under the laws of Delaware, the stockholders of First Miami will have adopted the Merger Agreement, including the transactions contemplated thereby, and (c) the transactions contemplated by the Merger Agreement will have been consummated in accordance with the Merger Agreement.

Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and, when the Registration Statement has become effective under the Securities Act, the Common Stock, when duly issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited in all respects to the laws of the State of Georgia, as such laws presently exist and to the facts as they presently exist. No opinion is expressed herein as to any matters governed by the law of any other jurisdiction.

We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP
Squire Patton Boggs (US) LLP